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                   PERFORMANCE GUARANTEE OF AMAZON.COM, INC.
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Amazon.com, Inc. ("Amazon.com") hereby guarantees the full performance of all obligations of Amazon.com Commerce Services, Inc. ("ACI") pursuant to the Agreement, dated January 24, 2000, between ACI and drugstore.com (the "Agreement"), and any obligations of any majority owned (directly or indirectly) subsidiary of Amazon.com pursuant to the Agreement, and hereby agrees that all restrictions imposed on ACI under the Agreement will apply to Amazon.com and each majority owned (directly or indirectly) subsidiary of Amazon.com, subject to and in accordance with the following:

(a) Amazon.com will only be a guarantor of such obligations and not a party thereto or to the Agreement;

(b) Upon any alleged breach or default of any such obligation, Amazon.com will be entitled to assert on its own behalf such defenses as may be asserted by ACI or its Affiliates with respect thereto; and

(c) drugstore.com acknowledges and agrees that Amazon.com may in its discretion satisfy its obligations under this guarantee by causing one or more of its Affiliates to perform its obligations hereunder.

Dated:  January 24, 2000

                           Amazon.com, Inc.


                           By:   Mark Britto
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                           Its:  Vice President, Strategic Alliances
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